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                                                                      EXHIBIT 99


[WORLD ACCESS LOGO]


         WORLD ACCESS AGREES TO ACQUIRE MAJORITY INTEREST IN TELDAFAX AG
                        AND TENDER FOR REMAINING INTEREST

   Solidifies Strategy to Provide Bundled Voice, Data, Internet and e-Commerce
                            Retail Services in Europe

          Creates 2nd Largest Non-Incumbent Service Provider in Germany

Atlanta, Georgia and Marburg, Germany - June 14, 2000 - World Access, Inc. (NASDAQ: WAXS) and TelDaFax AG (NEUER MARKT: TFX) announced today that World Access has agreed to acquire a majority share in TelDaFax in a series of transactions that is expected to result in one of the largest competitive telecommunications companies in the German market. World Access has agreed to buy the 33% interest in TelDaFax held by investment pools advised by Apax Partners & Co. (the "Apax Acquisition") by issuing World Access common stock at an exchange ratio of 1.025 shares of World Access for each share of TelDaFax (the "Exchange Ratio"). In addition, World Access intends to make a tender offer (the "Tender Offer") for all of the remaining shares of TelDaFax at the Exchange Ratio. World Access also will contribute certain of its German businesses to TelDaFax in exchange for newly issued TelDaFax shares (the "Contribution"). These transactions (the "Transactions") are currently valued at approximately $410 million, assuming acquisition of 100% of TelDaFax shares.

The completion of the Transactions is subject to, among other things, acquisition by World Access in the Transactions of no less than 50.1% of the fully diluted shares outstanding of TelDaFax on a pro forma basis, certain regulatory approvals, including anti-trust approval in Germany, and the approval of the shareholders of World Access. The closing of the Apax Acquisition, the Tender Offer and the Contribution will occur simultaneously. The Transactions are anticipated to close around the end of the third quarter and are not expected to materially delay World Access' pending mergers with STAR Telecommunications and WorldxChange Communications. Concurrent with the Transactions, World Access intends to apply for listing on one or more European stock exchanges, including the Neuer Markt in Germany.

TelDaFax is a leading facilities-based provider of bundled fixed line, wireless, Internet and e-Commerce services to business and residential customers in Germany. TelDaFax currently serves more than 80,000 small and medium enterprise ("SME") customers with a broad range of services, including pre-subscribed wireline, mobile, Internet access and web hosting, unified messaging, virtual private networks and e-Commerce applications. TelDaFax expects to introduce broadband direct access via SDSL and a variety of e-Business and application service provider ("ASP") services during 2000.

In 1999, TelDaFax produced revenues of DM 669.8 million ($329.1 million) and EBITDA of DM 19.5 million


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($9.6 million). Approximately 60% of 1999 revenues were generated by the company's consumer services. TelDaFax expects nearly 60% of revenues will be generated by SME customers by year-end 2000. As of March 31, 2000, TelDaFax had approximately DM 104.4 million ($51.3 million) of cash and marketable securities, with essentially no debt.

TelDaFax, which has been focusing on expanding its facilities within Germany, currently operates nine switches and has 170 interconnection points in Germany. TelDaFax is in the process of deploying a 2,800-kilometer fiber optic network, which is expected to be operative in the second half of 2000 and will lay the foundations for further growth in the company's Internet service offerings. The network will connect all of TelDaFax's switching facilities and will provide abundant capacity throughout Germany. This network, together with the significant network assets of World Access and STAR Telecom, will give World Access one of the most expansive networks in Germany, and is expected to significantly reduce network operating costs.

John D. Phillips, Chairman and CEO of World Access commented, "Germany is the 3rd largest telecom market in the world and the single most important for World Access' expansion strategy. TelDaFax, together with our current German operations and those of STAR and WorldxChange, will create the 2nd largest non-incumbent provider in Germany, clearly a major step forward for World Access. With more than DM 1 billion in annual pro forma revenues and 7 billion minutes of traffic, we will have considerable scale and an impressive network infrastructure. In addition, we will have a dedicated sales force of 350 people and 1,070 nonexclusive agents. TelDaFax will not only expand our European SME customer base, but will bring us additional service capabilities with its mobile, Internet and e-Commerce offerings. This acquisition marks a major step in advancing our plans to become a leading provider of bundled voice, data and Internet services to business customers in Europe."

Dr. Henning F. Klose, CEO of TelDaFax, remarked, "We regard this transaction as an outstanding opportunity for the further development of our company. As one of the leading fixed network providers in Germany, TelDaFax joins with an experienced international partner. We built a platform for the future which opens up valuable new opportunities."

TelDaFax has made a number of strategic acquisitions over the past 18 months, including Internet service provider ("ISP") GeoNet Systems GmbH in 1998, mobile distributor Demuth & Dietl in 1999, mobile service provider Netztel Plus AG in February 2000 and e-Commerce solution provider Internet AG in April 2000. In April 1999, GeoNet introduced comprehensive Internet services under the brand name TelDa.Net, which has grown to over 80,000 Internet subscribers as of April 2000.

ABOUT TELDAFAX AG

         TelDaFax is a leading facilities-based provider of bundled fixed line, wireless, Internet and e-Commerce services to business and residential customers in Germany. In addition to the call-by-call business, TelDaFax is especially targeting small- and medium-sized enterprises and self-employed persons. The TelDaFax sales organization, with more than 800 service partners throughout Germany guarantees personal service to the more than 80,000 contracted customers. For additional information on TelDaFax, please refer to the company's website at www.teldafax.de.

ABOUT WORLD ACCESS

         World Access is focused on being a leading provider of bundled voice, data and Internet services to small- to medium-sized business customers located throughout Europe. In order to accelerate its progress toward a leadership position in Europe, World Access is acting as a consolidator for the highly fragmented retail telecom services market, with the objective of amassing a substantial and fully-integrated business customer base. Located strategically throughout the United States and 13 European countries, World Access provides end-to-end international communication services over an advanced asynchronous transfer mode internal network that includes gateway and tandem switches, an extensive fiber network encompassing tens of millions of circuit miles and satellite facilities. For additional information regarding World Access, please refer to the Company's website at www.waxs.com.

         THIS PRESS RELEASE MAY CONTAIN FINANCIAL PROJECTIONS OR OTHER FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE SECURITIES REFORM ACT OF 1995. SUCH STATEMENTS INVOLVE RISKS AND UNCERTAINTIES WHICH MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY. THESE RISKS INCLUDE: POTENTIAL INABILITY TO IDENTIFY, COMPLETE AND INTEGRATE ACQUISITIONS; DIFFICULTIES IN EXPANDING INTO NEW BUSINESS ACTIVITIES; DELAYS IN NEW SERVICE OFFERINGS; THE POTENTIAL TERMINATION OF CERTAIN SERVICE AGREEMENTS OR THE INABILITY TO ENTER INTO ADDITIONAL SERVICE AGREEMENTS; AND OTHER RISKS DESCRIBED IN THE COMPANY'S SEC FILINGS, INCLUDING THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999, THE COMPANY'S QUARTERLY


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         REPORT ON FORM 10-Q FOR THE QUARTER ENDED MARCH 31, 2000, AND THE
         COMPANY'S REGISTRATION STATEMENT ON FORM S-3 (NO. 333-79097), ALL OF WHICH ARE INCORPORATED BY REFERENCE INTO THIS PRESS RELEASE.

WORLD ACCESS CONTACT: MICHELE WOLF
(404-231-2025)             V.P. OF INVESTOR RELATIONS
HTTP://WWW.WAXS.COM


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